                                                                     EXHIBIT A-6


                            J & J SECURITIES LIMITED

                 NOTES FORMING PART OF THE FINANCIAL STATEMENTS
                       SEPTEMBER 30, 1993, 1994 AND 1995
              AND MARCH 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

1. ORGANIZATION

     J & J Securities Limited ("J&J") is a UK based company, incorporated in England in 1977, that originates and services mortgage loans for investment purposes secured by residential properties. J&J conducts all its business in the UK and lends on the basis of first and second mortgages on residential properties.

2. UNAUDITED INFORMATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals, considered necessary for a fair presentation of the results for the interim period have been included. Operating results for the six months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended September 30, 1996.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements have been prepared under and are in accordance with generally accepted accounting procedures in the US. The following principal accounting policies have been applied:

Mortgage loans held for investment, net

     Mortgage loans are stated at cost plus accrued interest income less any provision for permanent diminution in value. Specific provisions for permanent diminution in value are made by reference to doubtful loans which fail to meet certain criteria. This includes management's estimate of the value of the underlying collateral. Recovery of the carrying value of such loans is dependent to a great extent on economic, operating and other conditions that may be beyond J&J's control. In addition a general provision is made in respect of losses which, although not specifically identified, are likely to exist in any portfolio of loans of this type.

     Loans are placed on nonaccrual status on the occurrence of the criteria referred to above. Loans may be reinstated to accrual status when, in the opinion of management, the criteria are no longer applicable.

     SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" is effective for accounting periods beginning after December 15, 1994. SFAS No. 114 addresses accounting by creditors for impairment of a loan by specifying how allowances for credit losses for certain loans should be determined. A loan is impaired when it is probable that the creditor will be unable to collect all amounts in accordance with the contractual terms of the loan agreement. As an expedient, impairment is measured based on the fair value of the loan's collateral. The adoption of these standards had no material impact on the financial statements.

Revenue recognition

     Mortgage loan interest accrues and is credited to the profit and loss account on a monthly basis. Other interest, chargeable expenses and sundry income are included on an accrual basis. All income derives from activities within the United Kingdom.

Cash and cash equivalents

     Cash and cash equivalents consist of cash on hand and money market funds. Such funds are deemed to be cash equivalents for purposes of the statements of cash flows.


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                            J & J SECURITIES LIMITED

         NOTES FORMING PART OF THE FINANCIAL STATEMENTS -- (CONTINUED)

Equipment and vehicles, net

     Equipment and vehicles are stated at original cost less accumulated depreciation. Depreciation is computed by using the straight-line method based on the estimated lives of the depreciable assets.

     Expenditures for maintenance and repairs are charged directly to the appropriate operating account at the time the expense is incurred. Expenditures determined to represent additions are capitalized. Cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of sale or retirement. Any resulting profit or loss is reflected in the statement of earnings.

Income taxes

     J&J accounted for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement and tax reporting bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax laws. Deferred tax liabilities and assets are adjusted for the effect of a change in tax laws or rates.

     J&J has potential net operating losses (NOL's) carried forward against which a valuation reserve has been fully provided at each balance sheet date as future income tax benefit in respect of these NOL's is only available as a consequence of future income sufficient to enable the benefit to be realized.

Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation

     J&J reflects the result of its operations in accordance with SFAS No. 52, "Foreign Currency Translation." To the extent there are foreign currency translation gains or losses, such gains or losses are considered unrealized and are recorded as a separate component of stockholders' equity.

4. FIXED ASSETS

                                                          SEPTEMBER 30,
                                                   ----------------------------
                                                       1994            1995
                                                   ------------     -----------
    Cost
      Office equipment..........................    $   293,404     $   376,080
      Motor vehicles............................        342,668         365,522
                                                    -----------     -----------
                                                        636,072         741,602
      Less:
         Accumulated depreciation...............        458,509         409,188
                                                    -----------     -----------
         Balance at end of period...............    $   177,563     $   332,414
                                                    ===========     ===========

5. MORTGAGE LOANS HELD FOR INVESTMENT, NET

     The mortgage loan balance is summarized as follows:

                                                          SEPTEMBER 30,
                                                   ----------------------------
                                                       1994            1995
                                                   ------------     -----------
    Mortgage loans held for investment, net.....   $ 59,304,209     $55,460,242
      Provisions for losses.....................    (10,353,557)     (8,803,037)
                                                   ------------     -----------
      Balance, end of year......................   $ 48,950,652     $46,657,205
                                                   ============     ===========


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                            J & J SECURITIES LIMITED

         NOTES FORMING PART OF THE FINANCIAL STATEMENTS -- (CONTINUED)

     The activity in the reserve for mortgage loans is summarized as follows:

                                                       FOR THE YEAR ENDED SEPTEMBER 30,
                                                  -------------------------------------------
                                                      1993           1994            1995
                                                  ------------   ------------     -----------
    Balance, beginning of year..................  $ 12,824,868   $ 13,000,982     $10,353,557
      Provision for losses......................     3,140,497      1,766,313       1,046,700
      Charge-offs...............................    (2,963,312)    (4,979,321)     (2,641,765)
      Effects of foreign exchange...............        (1,071)       565,583          44,545
                                                  ------------   ------------     -----------
         Balance, end of year...................  $ 13,000,982   $ 10,353,557     $ 8,803,037
                                                  ============   ============     ===========

6. INCOME TAXES

     The net provision for income taxes as presented in the statements of operations for the years ended September 30, 1994 and 1995 is as follows:

                                                                  FOR THE YEAR ENDED
                                                                    SEPTEMBER 30,
                                                           --------------------------------
                                                             1993       1994         1995
                                                           --------   --------     --------
    Current (provision)/credit...........................        --   $140,948           --
                                                           ========   ========     ========

7. EXTRAORDINARY GAIN

     On November 20, 1995, J&J entered into an agreement with its bankers to extinguish the long-term loan (see Note 8). This resulted in an extraordinary gain of $19,375,677 net of taxes ($22,165,677 less applicable deferred income taxes of $2,790,000).

8. LONG-TERM LOAN

     J&J has a term loan with a bank secured by its mortgage portfolio. The interest rate is 21 1/2% above the bank's prime rate. The aggregate amount of the bank debt maturing at September 30 in each of the next five years and thereafter is as follows:

            YEAR ENDING SEPTEMBER 30,                                           AMOUNT
            -------------------------                                         -----------
                      1996..................................................  $12,345,060
                      1997..................................................   12,345,060
                      1998..................................................   12,345,060
                      1999..................................................    6,769,528
                      2000..................................................           --
                                                                              -----------
                                                                              $43,804,708
                                                                              ===========

     Subsequent to the year end, on November 20, 1995 (see Note 11), J&J entered into an agreement with its bankers to discharge the liability at that time which resulted in an extraordinary gain arising from the extinguishment of part of this debt (see Note 7). The new loan facilities included a three year term loan of $28.5 million and a $7.9 million demand note. Interest on each of the new facilities bears interest at a variable rate of 2.5% over the lender's prime rate.

9. DIRECTORS' INTEREST IN TRANSACTIONS

     A J&J director is a partner in a legal practice which provided legal and management services to J&J for fees of $604,392, $386,296 and $516,825 for the years ended September 30, 1993, 1994 and 1995, respectively.


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                            J & J SECURITIES LIMITED

         NOTES FORMING PART OF THE FINANCIAL STATEMENTS -- (CONTINUED)

     A J&J director is a beneficial shareholder in Latchglen Limited trading as London Trust Securities which received introductory commissions of $47,698, $138,922 and $136,209 for the years ended September 30, 1993, 1994 and 1995, respectively.

10. COMMITMENTS UNDER OPERATING LEASES

     J&J leases premises under operating leases with various expiration dates. Minimum annual rental payments at September 30, 1995 are as follows:

        1996..............................................................  $105,860
        1997..............................................................   105,860
        1998..............................................................   105,860
        1999..............................................................    31,600
        2000..............................................................    31,600
        Thereafter........................................................    31,600
                                                                            --------
                                                                            $412,380
                                                                            ========

     Rent expenses for office space amounted to $54,525, $47,519 and $72,456 for the years ended September 30, 1993, 1994 and 1995, respectively.

11. POST BALANCE SHEET EVENTS

     On November 20, 1995, J&J's indebtedness to its previous principal bankers, The National Mortgage Bank Plc, was repaid in full after agreement for the forgiveness of a certain amount of the debt outstanding.

     On April 23, 1996 J&J was acquired by City Mortgage Corporation Limited. From that date J&J ceased its lending operations while continuing to incur certain incidental expenditures. It is anticipated that as of September 30, 1996, J&J will be wholly-dormant.